UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
March 2, 2018

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ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866 (Address of principal executive offices)

(518) 584-4100 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Corporation’s Board of Directors has adopted the Director Contingent Severance Compensation Program (the “Program”), effective as of March 2, 2018. For those non-executive directors who have entered into Contingent Severance Compensation Agreements under the Program, the Program supersedes the Corporation’s Retired Director Compensation Program, originally adopted in 2009, and subsequently amended (the “Prior Program”).

Under the Program, directors are required to retire from service on the Board of Directors effective immediately prior to the Annual Meeting of Shareholders held during the calendar year in which the director attains the age of 82, whether or not the director is at the end of the term.

The Program also provides for contingent severance compensation benefits to five of the six individuals who are currently serving as non-executive members of the Board: Howard Pinsley, Michael Wool, Paul J. Corr, Carl Helmetag and Alvin O. Sabo. Such contingent severance is payable to the qualifying individual if he voluntarily retires from service on the Board or is not re-nominated and/or re-elected to the Board, other than for cause. The contingent severance benefits are severance compensation in an annual amount equal to the base board fee at the time of cessation of service plus health benefits to individuals meeting eligibility requirements. The severance benefits will be available until the earliest to occur of (i) four years following the cessation of service, (ii) attaining age 82, or (iii) death.

However, for any individual who has attained the age of 76, for each year served as a director subsequent to the end of the term in which the director attains age 76, one year of eligibility for the severance benefits is subtracted.

Non-executive director Barry Pinsley elected not to enter into a contract under the Program. He remains subject to, and retains retirement benefits under the terms of the Prior Program.

Item 8.01	Other Events.

On March 5, the Corporation issued a press release announcing that the Corporation’s Board of Directors had declared a regular quarterly dividend. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 8.01 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Document

10.5       Director Contingent Severance Compensation Program adopted March 2, 2018

10.6       Director Contingent Severance Compensation Agreement with Paul J. Corr dated March 2, 2018

10.7       Director Contingent Severance Compensation Agreement with Carl Helmetag dated March 2, 2018

10.9       Director Contingent Severance Compensation Agreement with Howard Pinsley dated March 2, 2018

10.10     Director Contingent Severance Compensation Agreement with Alvin O. Sabo dated March 2, 2018

10.11     Director Contingent Severance Compensation Agreement with Michael Wool dated March 2, 2018

99.1       Press Release dated March 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2018		ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ David O’Neil
David O’Neil Executive Vice President

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